UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 79

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Appointment of New Chief Financial Officer

Appointment of Andrew J. Silver as Chief Financial Officer

On October 19, 2026, CRISPR Therapeutics AG (the “Company”) announced the promotion of Andrew J. Silver, currently the Company’s SVP, Finance, to be the Company’s Chief Financial Officer effective immediately. Mr. Silver will also serve as the Company’s principal financial officer and principal accounting officer.

Since January 2025, Mr. Silver, aged 42, has served as the Company’s Senior Vice President of Finance. Mr. Silver joined the Company in October 2018 and has held several positions with increasing responsibilities, including roles covering strategic finance, treasury, financial planning and analysis, accounting and reporting, tax and financial operations. Prior to joining the Company, Mr. Silver spent more than 10 years at Ernst & Young LLP, most recently as a Senior Manager in Assurance Services, where he became a Certified Public Accountant. Mr. Silver holds a M.S. in accounting from the University of Connecticut School of Business and a B.S. in finance, accounting and history, summa cum laude, from Boston College’s Carroll School of Management.

Employment Agreement with Mr. Silver

In connection with Mr. Silver’s appointment to the position of Chief Financial Officer, the Company’s wholly owned subsidiary, CRISPR Therapeutics, Inc (“CRISPR Inc.”), entered into an Employment Agreement with Mr. Silver (the “Employment Agreement”), dated October 19, 2026.

Under the Employment Agreement, Mr. Silver will receive an annual salary of $515,000 and he will be eligible to participate in the Company’s annual bonus program, with a target bonus of 45% of his annual base salary. Mr. Silver’s bonus for 2026 will be pro-rated to reflect the effective date of his promotion. Mr. Silver will also be eligible to participate in the Company’s 2026 Stock Option and Incentive Plan, and in connection with his promotion to Chief Financial Officer, he will receive a one-time grant of 25,000 restricted stock units corresponding to an equivalent number of the Company’s common shares (the “RSU Award”). The RSU Award will vest in full on the second anniversary of the grant date of such award, subject to Mr. Silver’s continued service with CRISPR Inc., the Company or any other subsidiary of the Company. Mr. Silver will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees.

Under the Employment Agreement, in the event CRISPR Inc. terminates his employment without Cause, or Mr. Silver resigns for Good Reason (both as defined in the Employment Agreement), the terminating party will be required to give six months’ notice (the “Notice Period”). During the Notice Period, Mr. Silver shall continue to be entitled to all compensation under the Employment Agreement, and all stock options and equity-based awards shall continue to vest from the date notice of termination is given until the last day of the Notice Period. In addition, Mr. Silver will be entitled to receive a pro-rated bonus for the duration of the Notice Period.

No later than 15 days following the delivery of notice by CRISPR Inc. to Mr. Silver of a termination without Cause or the delivery of a notice of resignation by Mr. Silver for Good Reason, Mr. Silver will be placed on “administrative leave.” During this period of administrative leave, Mr. Silver may enter into consulting arrangements and accept board positions with other companies and will be allowed to engage in other employment, so long as that employment does not interfere with his obligations under the Employment Agreement. However, Mr. Silver will continue to be entitled to all compensation under the Employment Agreement through the administrative leave period, which terminates at the end of the Notice Period.

If Mr. Silver’s employment is terminated by CRISPR Inc. without Cause or by Mr. Silver for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), the Notice Period will become 12 months and all equity awards held by Mr. Silver on such date that the notice of termination or resignation is delivered will vest, or similar other restrictions will expire, and such awards will become exercisable or nonforfeitable, subject to his execution of a release of any claims in favor of CRISPR Inc.. However, in the event that CRISPR Inc. determines at the time of the Change in Control, in its sole discretion and in reliance on opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all stock options and stock-based awards held by Mr. Silver as of the date of the Change in Control, shall vest and become exercisable or nonforfeitable as of the date of the Change in Control.

There are no transactions between Mr. Silver and the Company subject to disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Silver and any other persons or entities pursuant to which Mr. Silver was appointed as officer of the Company. There are no family relationships between Mr. Silver and any of our directors or executive officers.

The foregoing description of the material terms of Mr. Silver’s employment arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

(b) Resignation of Chief Financial Officer

On October 19, 2026, Raju Prasad, Ph.D. informed the Company that he would be stepping down from the Company to pursue external opportunities, and he resigned from his position as Chief Financial Officer of the Company. Dr. Prasad’s decision to resign is not the result of any disagreement with the Company or any of its direct or indirect subsidiaries on any matter relating to the Company’s operations, policies or practices, including any disagreement regarding the Company’s financial statements, accounting policies, procedures, estimates or judgments, internal control over financial reporting, or disclosure controls and procedures. Dr. Prasad is expected to remain employed as an employee of CRISPR Inc. until a date on or before November 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Employment Agreement, dated October 19, 2026, by and between CRISPR Therapeutics, Inc. and Andrew J. Silver

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	October 19, 2026	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer